EXHIBIT 23

CONSENTS OF LAWRENCE B. COCHRANE, ROBERT A. HORN
AND ROBERT C. OSBORNE,
EACH AS A QUALIFIED PERSON UNDER
NATIONAL INSTRUMENT 43-101

CONSENT OF LAWRENCE B. COCHRANE

     The undersigned hereby consents to the reference to him as having responsibility for the statements as to the ore reserves of Inco Limited’s operations in Ontario and Manitoba and the Voisey’s Bay deposit and the ore reserves of PT International Nickel Indonesia Tbk in the Annual Report on Form 10-K of Inco Limited for the year ended December 31, 2003 under the headings “Ore Reserves and Mining Rights” and “PT International Nickel Indonesia Tbk”.

(Signed) LAWRENCE B. COCHRANE

Lawrence B. Cochrane

Dated the 15th day of March, 2004.

CONSENT OF ROBERT A. HORN

     The undersigned hereby consents to the reference to him as having responsibility for the statements as to the ore reserves of Goro Nickel S.A. in the Annual Report on Form 10-K of Inco Limited for the year ended December 31, 2003 under the headings “Ore Reserves and Mining Rights” and “Goro Nickel S.A.”

(Signed) ROBERT A. HORN

Robert A. Horn

Dated the 15th day of March, 2004.

CONSENT OF ROBERT C. OSBORNE

     The undersigned hereby consents to the reference to him as having responsibility for the statements as to the ore reserves of PT International Nickel Indonesia Tbk in the Annual Report on Form 10-K of Inco Limited for the year ended December 31, 2003 under the headings “Ore Reserves and Mining Rights” and “PT International Nickel Indonesia Tbk”.

(Signed) ROBERT C. OSBORNE

Robert C. Osborne

Dated the 15th day of March, 2004.